UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 17, 2016

CSW INDUSTRIALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37454	47-2266942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5420 Lyndon B. Johnson Freeway, Suite 500

Dallas, Texas 75240

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 233-8242

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

On July 17, 2016, CSW Industrials, Inc., a Delaware corporation (the “Company”), entered into an agreement (the “Agreement”) with Newtyn Management LLC, a New York limited liability company (“Stockholder”), and the other signatories listed on the signature page thereto (together with the Stockholder, “Newtyn”).

Under the Agreement, Newtyn has withdrawn its nominee for election at the Company’s 2016 annual meeting of stockholders to be held on August 8, 2016 (the “2016 Annual Meeting”) and has agreed to vote in favor of Michael R. Gambrell, the nominee proposed by the Company’s Board of Directors (the “Board”).

The Agreement requires Newtyn, together with its affiliates and associates under its control or direction, to comply with customary standstill obligations, including an obligation not to solicit proxies or encourage others with respect to the same. These obligations expire on the day after the Company’s annual meeting of stockholders in 2017.

The Agreement further provides that Newtyn will be permitted to participate in the development of the position profile of one of the two new directors that are expected to be appointed as a result of the director search announced by the Company on July 6, 2016. Newtyn will also be permitted to (a) recommend candidates to the Company’s Nominating Committee, (b) review resumes of the final three director candidates, (c) provide input and recommendations to the Company’s Nominating Committee with respect to the director candidates, and (d) exclude one director candidate from the process to which Newtyn reasonably objects. The Company’s Nominating Committee will consider any reasonable objections identified by Newtyn with respect to the other two final director nominees. Subject to clause (d) above, any final decision with regard to the appointment of any director will be at the sole discretion of the Board.

The Agreement also provides that within 60 days the Board will consider the adoption of a stock repurchase program, provided that the Board will, in its sole discretion, determine whether to approve any stock repurchase program and the terms of any program. The Company will also reimburse Newtyn for its reasonable out of pocket legal expenses in connection with the 2016 Annual Meeting and negotiating the Agreement, subject to a limit of $50,000.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits

Exhibit	Description

10.1	Agreement dated July 17, 2016 by and among CSW Industrials, Inc. and the entities and natural persons listed thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CSW INDUSTRIALS, INC.

By:	/s/ Luke E. Alverson
Luke E. Alverson
Senior Vice President, General Counsel and Secretary

Date: July 18, 2016

EXHIBIT INDEX

Exhibit	Description

10.1	Agreement dated July 17, 2016 by and among CSW Industrials, Inc. and the entities and natural persons listed thereto.